                              U.S. Securities and
                               Exchange Commission

                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                                October 30, 2003
                Date of Report (Date of earliest event Reported):

                             MESA LABORATORIES, INC.
        (Exact Name of Small Business Issuer as Specified in its Charter)

                         Commission File Number: 0-11740

                  COLORADO                                  84-0872291
                  --------                                  ----------
      (State or other Jurisdiction of                    (I.R.S. Employer
      Incorporation or Organization)                    Identification No.)

      12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO             80228
      -------------------------------------------           ---------
      (Address of Principal Executive Offices)              (Zip Code)

      Issuer's telephone number, including area code:  (303) 987-8000

                                     Not Applicable.
                                     ---------------
              (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      c)       Exhibits:

        99.1     Press Release issued October 30, 2003

ITEM 9. REGULATION FD DISCLOSURE.

     Pursuant to the interim  guidance  provided  in Release  No.  33-8216,  the disclosure  being  furnished in this Form 8-K is being  furnished under Item 12,
"Results of Operations and Financial Condition," of form 8-K.

     On  October  30,  2003,  Mesa  Laboratories,  Inc.  issued a press  release describing its results of operations for its second quarter ended  September 30,
2003.  A copy of this press  release is attached  hereto as Exhibit  99.1 and is incorporated by reference herein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the  registrant  has duly  caused  this report to be signed on its behalf by the undersigned thereunto duly authorized.

MESA LABORATORIES, INC.
      (Issuer)

DATED:  October 31, 2003             BY:  /s/ Luke R. Schmieder
                                              Luke R. Schmieder
                                               President, Chief Executive
                                               Officer, Treasurer and Director

                                INDEX TO EXHIBITS

Exhibit No.     Description                                     Method of Filing
-----------     -----------                                     ----------------

99.1            Press release dated October 30, 2003            Filed herewith

EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE: OCTOBER 30, 2003

                     MESA LABS REPORTS SECOND QUARTER EARNINGS

     LAKEWOOD,  CO - Mesa Laboratories,  Inc.  (NASDAQ:MLAB)  today reported its sales and earnings for its fiscal second quarter ended September 30, 2003.

     For the second quarter of fiscal 2004,  net sales  decreased six percent to
$2,276,000  from  $2,432,000  in the same quarter last year.  Net income for the quarter  decreased 20 percent to $528,000 or $.17 per diluted share  compared to
$661,000 or $.20 per diluted share one year ago.

     For the first six months of fiscal 2004, net sales increased one percent to
$4,529,000  from  $4,484,000  in the same period  last year.  Net income for the first six months decreased three percent to $1,052,000 or $.33 per diluted share compared to $1,081,000 or $.32 per share one year ago.

     While  sales for the quarter  were down a small  amount from the prior year quarter, they were up slightly from last quarter. Historically the fiscal second quarter,  which  straddles  the summer  months has been a weaker  period for the company's revenues.  Over the prior three years we were able to break this trend with acquisitions, new product introductions and a large one-time sale. Over the first six months of the fiscal year,  revenues are up a small amount compared to prior year.  Datatrace  sales for the six month  period  produced a five percent gain  while  medical  instruments  decreased  by  approximately  seven  percent.
Nusonics  products have increased  over thirty percent for the same period,  but this gain is on a much smaller base of sales.

     Net income for the current  quarter was up slightly from the prior quarter, but decreased more  significantly from the prior year period. The decline in the quarterly net income was due to the decline in revenues. More specifically, a 17 percent  decline was experienced in Datatrace  product sales,  which was brought about by shipments of  backlogged  orders for the  Micropack III in the year ago quarter. For the year-to-date, net income is down slightly compared to the prior fiscal year.  This decline is due to utilization of a slightly higher income tax rate compared to last year and higher research end development expenditures this year.  Diluted earnings per share increased  slightly due to the benefits of the company's on-going stock repurchase plan.

     During the first six months of the fiscal  year,  the  Company  repurchased
71,200 shares of our common stock under a previously announced buyback plan, and the Company's cash position increased by $1,259,000 to $6,020,000.

     Mesa Laboratories develops,  acquires,  manufactures and markets electronic instruments for industrial, pharmaceutical and medical applications.

     This news release contains forward-looking statements,  which involve risks and  uncertainties.  The Company's  actual results could differ  materially from those in any such forward-looking statements.  Additional information concerning important  factors that could cause results to differ  materially  from those in any such  forward-looking  statement is contained in the Company's Annual Report on Form-10KSB for the year ended March 31, 2003 as filed with the Securities and
Exchange  Commission,  and from time to time in the  Company's  other reports on file with the Commission.

                                FINANCIAL SUMMARY

STATEMENT OF EARNINGS (Unaudited)

                                Quarter Ended September 30,  Six Months Ended September
                                                                         30,
                                    2003           2002          2003           2002

Net sales                        $  2,276,000   $ 2,432,000   $  4,529,000   $ 4,484,000
Cost of goods                         902,000       878,000      1,708,000     1,690,000
                                 ------------   -----------   ------------   -----------
Gross profit                        1,374,000     1,554,000      2,821,000     2,794,000
Operating expense                     562,000       573,000      1,214,000     1,204,000
                                 ------------   -----------   ------------   -----------
Operating income                      812,000       981,000      1,607,000     1,590,000
Other (income) and expense            (11,000)      (16,000)       (23,000)      (31,000)
                                 ------------   -----------   ------------   -----------
Earnings before taxes                 823,000       997,000      1,630,000     1,621,000
Income taxes                          295,000       336,000        578,000       540,000
                                 ------------   -----------   ------------   -----------

Net income                       $    528,000   $   661,000   $  1,052,000   $ 1,081,000
                                 ============   ===========   ============   ===========

Earnings per share (basic)       $       0.17   $      0.20   $       0.34   $      0.33
                                 ============   ===========   ============   ===========
Earnings per share (diluted)     $       0.17   $      0.20   $       0.33   $      0.32
                                 ============   ===========   ============   ===========

Average shares (basic)              3,052,000     3,304,000      3,066,000     3,318,000
                                 ============   ===========   ============   ===========
Average shares (diluted             3,180,000     3,366,000      3,167,000     3,389,000
                                 ============   ===========   ============   ===========

BALANCE SHEETS (Unaudited)

                                                           September 30,     March 31,
                                                               2003            2003
                                                            -----------     -----------
Cash and short-term investments                             $ 6,020,000     $ 4,761,000
Other current assets                                          4,084,000       4,843,000
                                                            -----------     -----------
Total current assets                                         10,104,000       9,604,000
Property and equipment                                        1,313,000       1,348,000
Other assets                                                  4,208,000       4,208,000
                                                            -----------     -----------

Total assets                                                $15,625,000     $15,160,000
                                                            ===========     ===========

Liabilities                                                 $   584,000     $   673,000
Stockholders' equity                                         15,041,000      14,487,000
                                                            -----------     -----------

Total liabilities and equity                                $15,625,000     $15,160,000
                                                            ===========     ===========

-----------------------------------------------------------------------------------

CONTACTS:

Luke R. Schmieder; President-CEO
Steven W. Peterson; VP Finance-CFO
Mesa Laboratories, Inc.
303.987.8000